UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CBOT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

INTERCONTINENTALEXCHANGE, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Explanatory Note:
The sole purpose of this revision to the original definitive Proxy Statement filed on June 25, 2007, is to add a Notice of Revocation of Member Proxy, which was distributed to holders of record as of May 29, 2007, of Series B-1 and/or B-2 Memberships in the Board of Trade of the City of Chicago, Inc., on June 30, 2007, by Innisfree M&A Inc., on behalf of IntercontinentalExchange, Inc.

Dear                     :
The CBOT special members’ meeting to vote on the CME deal is scheduled for July 9 at the Union League Club in Chicago. ICE urges all CBOT members to vote against the CME proposal. Among other reasons, voting against the CME deal will allow members to preserve their opportunity to receive (1) a significant premium for any shares of CBOT Holdings common stock they hold; (2) a minimum of $500,000 in value for each of their CBOE exercise rights, without the need for disruptive litigation, if they hold the required interests;1 and (3) pricing protections on trading fees until 2014.
If you have already voted, it is not too late to change your vote. If you are the record holder of your membership interests, you can change your vote in one of three ways:
(1) You can send a written notice stating that you would like to revoke your proxy;
(2) You can complete and submit a new valid proxy bearing a later date by mail or by following the telephone or internet voting instruction provided by CBOT; or
(3) You can attend the members meeting and vote in person.
If you are not sure yet how you want to vote, but want to revoke a vote you have already mailed in, you may send a notice of revocation to CBOT, c/o Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646 prior to the members’ meeting, or you may complete the attached “Revocation of Proxy” card and return it to us c/o Innisfree M&A by fax at (212) 750-5799, or by mail at 501 Madison Avenue, 19th Floor, New York, NY 10022 as soon as possible. Innisfree will submit all of the Revocations of Proxy that it receives to CBOT prior to the members’ meeting. If you wish to re-vote after you revoke your proxy, you must follow the voting procedures established by CBOT.
We encourage you to review the proxy statement that ICE distributed to CBOT stockholders. It is available on-line and free of charge at www.theice.com.
IntercontinentalExchange, Inc.

[1]	Contingent on completion of the proposed merger of ICE and CBOT; approval by a majority of CBOT stockholders, a majority of the voting power of CBOT members, and a majority of CBOE members; and obtaining regulatory and judicial approvals.

REVOCATION OF MEMBER PROXY

TO:	Chicago Board of Trade c/o Georgeson Inc. Wall Street Station P.O. Box 1100 New York, NY 10269-0646

CC:	Chicago Board of Trade 141 West Jackson Boulevard Chicago, IL 60604 Attn: Paul J. Draths Vice President and Secretary
The undersigned owner of record as of May 29, 2007 of Series B-1 and/or B-2 Membership(s) in the Board of Trade of the City of Chicago, Inc. (the “Memberships) hereby revokes any and all proxies heretofore given by me in respect of such Memberships in connection with the Special Meeting of Members of the Board of Trade of the City of Chicago, Inc. scheduled to be held on July 9, 2007, and at any postponements or adjournments thereof.

Date:

By:

Member (Please sign here)

Member Name (please print)

(Title or Authority if signing on Member’s behalf)

Number of B-1 Memberships	Number of B-2 Memberships